CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


                          ----------------------------


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-11, of our reports dated October 31, 2003 relating to the balance sheets as of October 31, 2003 of WNC Housing Tax Credit Fund VI, L.P., Series 11 and WNC National Partners, LLC, which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                REZNICK FEDDER & SILVERMAN

                                                /s/ REZNICK FEDDER & SILVERMAN



Bethesda, Maryland
June 18, 2004